EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 2 to Registration Statement on Form S-1 (No. 333-213810) and in Registration Statement on Form S-8 (No. 333-208935) of OncoCyte Corporation of our report dated February 27, 2017 relating to the financial statements of OncoCyte Corporation, which appears in this Annual Report on Form 10-K.

/s/ OUM & Co. LLP

San Francisco, California
February 27, 2017